Exhibit 107
EX-FILING FEES
Calculation of Filing Fee Tables
Form S-8
(Form Type)
NorthWestern Energy Group, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)
Table I: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	–	–	–	–	–	–	–	–	–	–	–	–
Fees Previously Paid	–	–	–	–	–	–	–	–	–	–	–	–
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	Other	1,300,000(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
	Total Offering Amounts					(2)		(2)
	Total Fees Previously Paid							(2)
	Total Fee Offsets							(2)
	Net Fee Due							$0
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.
(2)NorthWestern Energy Group, Inc.’s (“New NWE”) predecessor, NorthWestern Corporation (“Old NWE”), previously registered (a) 600,000 shares of common stock pursuant to the Registration Statement on Form S-8 (File No. 333-197627) filed with the SEC on July 25, 2014 (the “2014 Form S-8”) and (b) 700,000 shares of common stock pursuant to the Registration Statement on Form S-8 (File No. 333-262705) filed with the SEC on February 14, 2022 (the “2022 Form S-8”). As part of the holding company reorganization implemented on October 2, 2023, Old NWE terminated the offering and withdrew the 2014 Form S-8 and the 2022 Form S-8 on October 2, 2023. New NWE has adopted and assumed sponsorship of the Old NWE Amended and Restated Equity Compensation Plan. The registration fee for the shares being registered were previously paid in connection with the filings of the 2014 Form S-8 and the 2022 Form S-8.